Exhibit 10.1

EXECUTION VERSION

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as of May 19, 2021 (this “Agreement”), by and among DPCM Capital, Inc., a Delaware corporation (“Parent”), and certain of the stockholders of Jam City, Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, Parent, VNNA Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company and New Jam City, LLC, a Delaware limited liability company and indirect, wholly owned subsidiary of the Company (“New JC LLC”), propose to enter into, simultaneously herewith, a business combination agreement in the form attached hereto as Exhibit B (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, prior to the closing of the Merger (the “Closing”), the Company will undertake a series of restructuring transactions (as more fully described in the BCA, the “Restructuring”), pursuant to which, among other things (i) the Company will transfer all of its assets, liabilities and contracts to New Jam City, LLC and (ii) New Jam City, LLC will convert from a limited liability company to a corporation (“New JC”), which will be owned directly or indirectly by the stockholders of the Company; and

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote. Each Stockholder, by this Agreement, with respect to his, her or its Shares, severally and not jointly, hereby agrees, during the term of this Agreement, at any meeting of the stockholders of the Company or New JC, however called or at any adjournment thereof, or in any other circumstance that the vote, consent or other approval of the shareholders of the Company or New JC is sought, to (i) appear at such meeting or otherwise cause all of such Stockholder’s Shares to be counted present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (or duly and promptly execute and deliver, or cause to be duly and promptly executed and delivered, an action by written consent which written consent shall be delivered promptly, and in any event within forty-eight (48) hours, after the Company or New JC, as applicable requests such delivery), all of such Stockholder’s Shares (A) in favor of the approval and adoption of the BCA, the Merger, the Restructuring and the other Transactions and (B) against any (x) proposal that would result in a change in the business, management or Company Board (other than in connection with the Restructuring or the other Transactions), (y) Company Acquisition Proposal or proposal relating to a Company Acquisition Proposal, and (z) proposal, action or agreement that would (I) impede, frustrate, prevent or nullify any provision of this Agreement, the BCA, the Restructuring or the other Transactions, (II) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company or New JC under the BCA, (III) result in any of the conditions set forth in Article VIII of the BCA not being fulfilled or (IV) change in any manner the dividend policy or capitalization of, including the voting or other rights of any class of capital stock of, the Company or New JC (other than pursuant to the Restructuring, which shall not affect the ultimate economic ownership of the Company). Each Stockholder shall not commit or agree to take any action inconsistent with the foregoing. Each Stockholder acknowledges receipt and review of a copy of the BCA.

2. Termination of Stockholder Agreements. Each Stockholder, by this Agreement, with respect to his, her or its Shares, severally and not jointly, hereby agrees to terminate, subject to the occurrence of, and effective immediately prior to, the Effective Time, and conditioned on all Terminating Rights (as defined below), between the, prior to the Restructuring Closing, the Company, and following the Restructuring Closing, New JC, or any of their respective subsidiaries and other holder of Company Common Stock or New JC Common Stock, as applicable, also terminating at such time, (a) that certain Second Amended and Restated Voting Agreement, dated as of June 29, 2015, by and among the Company and the stockholders of the Company party thereto (the “Second A&R Voting Agreement”), (b) that certain Second Amended and Restated Investors’ Rights Agreement, dated as of June 29, 2015, by and among the Company and the stockholders of the Company party thereto (the “Second A&R Investors’ Rights Agreement”), (c) the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of June 29, 2015, as amended by the Amendment to the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of May 15, 2018, by and among the Company and the stockholders of the Company party thereto (the “Second A&R ROFR and Co-Sale Agreement” and, together with the Second A&R Voting Agreement and the Second A&R Investors’ Rights Agreement, the “Stockholder Agreements”), and (d) if applicable to such Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of the Company or New JC, but excluding, for the avoidance of doubt, (1) any rights such Stockholder may have that relate to any indemnification obligation of the Company or New JC, any unpaid expenses that the Company or New JC is obligated to reimburse and has not reimbursed as of the Effective Time, commercial or employment agreements or arrangements between such Stockholder and the Company or New JC or any of its subsidiaries, which shall survive in accordance with their terms, and (2) all rights under agreements entered into in connection with consummating the Transactions and contemplated by the BCA.

3. Transfer of Shares. Each Stockholder, severally and not jointly, agrees that during the term of this Agreement, he, she or it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), swap, convert, lien, pledge, dispose of or otherwise encumber (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise) (collectively, a “Transfer”) or enter into any Contract or option with respect to the Transfer of, (i) any of such Stockholder’s Shares, (b) publicly announce to do any of the foregoing or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his, her or its obligations under this Agreement; provided that the foregoing shall not prohibit the transfer of the Shares by a Stockholder to an affiliate of such Stockholder (including, with respect to any Stockholder who is an individual, any member of such Stockholder’s immediate family, or a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family), but only if such affiliate of Stockholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement. Each Stockholder hereby covenants and agrees that he, she or it shall not (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying his, her or its obligations pursuant to this Agreement.

4. Binding Effect of BCA. Each Stockholder, severally and not jointly, shall be bound and comply with Section 7.05 (Company Solicitation; Change in Recommendation) and Section 7.10 (Public Announcements) of the BCA as if such Stockholder was an original signatory to the BCA with respect to such provision.

5. New Shares. In the event that (a) any shares of Company Common Stock, or other equity securities of Company, or any shares of New JC Common Stock or other equity securities of New JC are issued to any Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Company Common Stock or New JC Common Stock, on or affecting shares of Company Common Stock or New JC Common Stock by any Stockholder or otherwise, (b) any Stockholder purchases or otherwise acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of Company Common Stock or New JC Common Stock or other equity securities of the Company, or any shares of New JC Common Stock or other equity Securities of New JC after the date of this Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any shares of Company Common Stock or other equity securities of the Company or any shares of New JC Common Stock or other equity securities of New JC after the date of this Agreement (such shares of Company Common Stock or other equity securities of the Company or shares of New JC Common Stock or other equity securities of New JC, collectively the “New Securities”), then such New Securities acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Shares of such Stockholder as of the date hereof.

6. Reasonable Best Efforts. Subject to compliance with the terms and conditions of this Agreement, each Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Restructuring and the other Transactions and shall not take any action that would result in the failure of the Merger or the Restructuring to be consummated. Each Stockholder, severally and not jointly, hereby covenants and agrees that such Stockholder shall not (i) enter into any voting agreement or voting trust with respect to any of the Shares that is inconsistent with the such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent such Stockholder from satisfying its obligations pursuant to this Agreement. The obligations of Netmarble Corporation (“NM”) under Section 1 (solely with respect to the Restructuring) and this Section 6 (solely with respect to the Restructuring) are conditioned on the Restructuring being documented in a form reasonably acceptable to NM, including that the material agreements to be entered into in connection with the Restructuring (i) contain terms that are intended to facilitate the consummation of the Merger, (ii) provide that, following the Restructuring Closing, the Company will have no assets or liabilities of any kind other than equity interests in New JC and (iii) include customary representations, warranties, covenants and indemnities.

7. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

(a) If such Stockholder is a corporation, limited partnership or limited liability company, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted. Such Stockholder has all requisite power, capacity and authority to enter into this Agreement and to perform his, her or its obligations under this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of such Stockholder (or its board of directors or similar governing body, as applicable). This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Stockholder.

(b) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to such Stockholder or by which any of such Stockholder’s property or assets is bound or affected, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) result in the creation of any encumbrance on any of such Stockholder’s Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA, including the other Ancillary Agreements) or (iv) as applicable, conflict with or violate such Stockholder’s governing documents. .

(c) Such Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, the Shares set forth opposite such Stockholder’s name on Exhibit A free and clear of any Lien, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws, (iii) the Company Certificate of Incorporation and the bylaws of the Company and (iv) the Stockholder Agreements. The Shares set forth opposite such Stockholder’s name on Exhibit A are the only equity securities of the Company owned of record or beneficially by such Stockholder on the date of this Agreement, and none of such Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Shares, except as provided hereunder and under the BCA, organizational documents of the Company and the Stockholder Agreements. Such Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(d) There is no Action pending or, to the knowledge of such Stockholder, threatened against such Stockholder, or any property or asset of such Stockholder, before any Governmental Authority, arbitration or other dispute resolution process before a third party unrelated to such Action that would reasonably be expected to materially and adversely affect such Stockholder’s ability to comply with its obligations and covenants under this Agreement. Neither such Stockholder nor any material property or asset of such Stockholder is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of such Stockholder, continuing investigation by, any Governmental Authority that would reasonably be expected to materially and adversely affect such Stockholder’s ability to comply with its obligations and covenants under this Agreement.

(e) No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the BCA based upon arrangements made by such Stockholder, for which the Company or New JC or any of their respective Affiliates may become liable.

8. Termination. This Agreement and the obligations of each Stockholder under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time, (b) the termination of the BCA in accordance with its terms, (c) the amendment or modification of the BCA (including, for the avoidance of doubt, the exhibits attached thereto) without such Stockholder’s consent (i) to decrease the consideration payable under the BCA, (ii) to change the form of merger consideration to be paid to such Stockholder, (iii) to change the structure of the Merger or the Restructuring in a manner that adversely affects any Stockholder, including in any manner that would reasonably be expected to alter the tax treatment or consequences for any Stockholder or (iv) to change the terms of the Merger, the Restructuring, the Parent Second Amended and Restated Certificate of Incorporation, the Parent Amended and Restated Bylaws or any other Transaction Document in a manner that adversely affects any Stockholder in any material respect, including in any manner that would reasonably be expected to alter the tax treatment or consequences for any Stockholder, and (d) the effective date of a written agreement of such Stockholder and Parent terminating this Agreement with respect to such Stockholder. Upon termination of this Agreement, neither the Stockholders nor Parent shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 8 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to its termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

9. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) no Stockholder makes any agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Shares set forth opposite such Stockholder’s name on Exhibit A and (b) nothing herein will be construed to limit or affect any action or inaction by such Stockholder in his or her capacity as a member of the board of directors of the Company or New JC or as an officer, employee or fiduciary of the Company or New JC, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of the Company and New JC.

10. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 10(b)):

If to Parent, to it at:

DPCM Capital, Inc.

382 NE 191 Street, #24148

Miami, FL 33179

Email: legal@dpcmcapital.com

Attention: Emil Michael

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue, Suite 4400

Miami, Florida 33131

Email: annexa@gtlaw.com

Attention: Alan I. Annex, Esq.

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement and the BCA constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and such party’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(f) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties hereto shall, to the fullest extent permitted by Law, be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including such parties’ obligation to consummate the Transactions) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal court located in the State of Delaware or any other Delaware State Court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. To the fullest extent permitted by applicable Law, each of the parties hereto hereby further waives (a) any defense in any Action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, such party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Any Action arising out of or relating to this Agreement or the transactions contemplated hereby shall, to the fullest extent permitted by applicable Law, be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not available in such court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. To the fullest extent permitted by applicable Law, the parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party hereto, and (ii) agree not to commence any such Action except in the courts described above in Delaware, other than any Action in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. To the fullest extent permitted by applicable Law, each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. To the fullest extent permitted by applicable Law, each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (x) any claim that such party is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (y) that such party or such party’s property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement or the transactions contemplated hereby, or the subject matter hereof, may not be enforced in or by such courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)   At the reasonable request of Parent or, prior to the Restructuring Closing, the Company or following the Restructuring Closing, New JC, in the case of any Stockholder, or at the reasonable request of the Stockholders, in the case of Parent, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement, in each case in a manner consistent with this Agreement.

(j)   This Agreement shall not be effective or binding upon any Stockholder until after such time as the BCA is executed and delivered by the Company, New JC, Parent and Merger Sub.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right such party may have to a trial by jury with respect to any Action directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any Action, seek to enforce the foregoing waiver and (ii) acknowledges that such party and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10(k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DPCM CAPITAL, INC.

By:	/s/ Emil Michael
Name:	Emil Michael
Title:	Chief Executive Officer

[Signature page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NETMARBLE CORPORATION

By:	/s/ Seungwon Lee
Name:	Seungwon Lee
Title:	CEO

Address and email address for purposes of Section 10(b):

Netmarble Corporation
Address:

Email:
Attention:

With a copy to:

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Email: davidhernand@paulhastings.com
Attention: David M. Hernand

[Signature page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AUSTIN VENTURES IX, L.P.

By:	/s/ Chris Pacitti
Name:	Chris Pacitti
Title:	Manager

Address and email address for purposes of Section 10(b):

Austin Ventures IX, L.P.
Address:

Email:
Attention:

AUSTIN VENTURES X, L.P.

By:	/s/ Chris Pacitti
Name:	Chris Pacitti
Title:	Manager

Address and email address for purposes of Section 10(b):

Austin Ventures X, L.P.
Address:

Email:
Attention:

[Signature page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Christopher DeWolfe
Name:	Christopher DeWolfe

Address and email address for purposes of Section 10(b):

Christopher DeWolfe
Address:

Email:

[Signature page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Josh Yguado
Name:	Josh Yguado

Address and email address for purposes of Section 10(b):

Josh Yguado
Address:

Email:

[Signature page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Aber Whitcomb
Name:	Aber Whitcomb

Address and email address for purposes of Section 10(b):

Aber Whitcomb
Address:

Email:

AW IRREVOCABLE TRUST

By:	/s/ Debbie Whitcomb
Name:	Debbie Whitcomb
Title:

Address and email address for purposes of Section 10(b):

AW Irrevocable Trust
Address:

Email:

[Signature page to Stockholder Support Agreement]

EXHIBIT A

LIST OF STOCKHOLDERS

Name of Stockholder	Number of Shares of Company Common Stock Owned
Netmarble Corporation	30,759,674
Austin Ventures IX, L.P.	5,386,670
Austin Ventures X, L.P.	8,080,006
Chris DeWolfe	1,475,035
Josh Yguado	269,756
Aber Whitcomb	235,903
AW Irrevocable Trust	816,700

EXHIBIT B

Business Combination Agreement